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DRAFT OFFERING STATEMENT DATED MAY 3, 2021

FOR NON-PUBLIC SUBMISSION UNDER RULE 252(d)

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED MAY 3, 2021

MY INCOME PROPERTY, LLC

9811 W. Charleston Blvd., Suite 2-383

Las Vegas, NV 89117

www.myincomeproperty.com

Series Membership Interests Overview
		Number of	Price to Public	Underwriting	Proceeds to
		Units		Discounts and	Issuer
				Commissions (1)(2)
Series Lexington SFR Pool 2021	Per Unit	1	$106.00	$1.06	$104.94
	Total Maximum	24,167	$2,561,702.00	$25,617.02	$2,536,084.98

Series SLC SFR Pool 2021	Per Unit	1	$132.50	$1.33	$131.18
	Total Maximum	29,134	$3,860,255.00	$38,602.55	$3,821,652.45

(1) The Company has engaged Dalmore Group, LLC (“Dalmore”), Member FINRA/SIPC, to act as the broker/dealer of record for all offerings and, thus, they will be entitled to a Brokerage Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” and per the Broker-Dealer Agreement.

(2) No underwriter has been engaged in connection with the Offering. The securities being offered hereby will only be offered by us and persons associated with us, in reliance on the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend to distribute the Series Interests and any other series of membership interests principally through the My Income Property Platform as described in greater detail under “Plan of Distribution and Subscription Procedure.”

My Income Property, LLC, a Delaware series limited liability company (“we,” “us,” “our,” or the “Company”) is offering, on a best efforts basis, up to the amount of membership interests of each of the series of the Company (the “Maximum”) without any minimum target as set forth in the above table entitled “Series Membership Interests Overview.”

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”. The interests of all Series described above may collectively be referred to herein as the “Interests” and each, individually, as an “Interest” and the offerings of the Interests may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering”.

Series Interests are available for purchase exclusively through the My Income Property Platform and will be issued in book-entry electronic form only. Prior to qualification of this Offering, the Company shall engage an SEC-registered transfer agent and registrar of the Series Interests pursuant to Section 17A(c) of the Exchange Act.

A purchaser of the Interests shall be deemed an “Investor” or “Interest Holder.” There will be separate closings with respect to each Offering. The Company may undertake one or more closings on a rolling basis with respect to each Offering (each, a “Closing”). After each Closing, funds tendered by Investors will be available to the Company. Because the Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close the offering at any level of proceeds raised. Each such Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

No securities are being offered by existing security holders. Each Offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Form 1-A Offering Circular format. See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

GENERALLY, NO SALE MAY BE MADE TO YOU IN AN OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See “Risk Factors” on Page 8 for a description of some of the risks that should be considered before investing in the Interests.

The Company is using the Offering Circular format in its disclosure in this Offering Circular.

TABLE OF CONTENTS

MY INCOME PROPERTY, LLC

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding:

•	our development plans for our business;
•	our strategies and business outlook;
•	we are dependent on tenants for our revenues and vacancies could have a material impact on our financial condition;
•	many of our assets are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions
•	anticipated development of the Company, the Manager, each series of the Company and the My Income Property Platform (defined below); and
•	various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).

These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the My Income Property Platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and in the Exhibits hereto. You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.” You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:	The Company is My Income Property, LLC, a Delaware series liability company formed on January 25, 2021. . The Manager is the sole member of the Company.
Underlying Assets and Offering Per Series Interest:

The Underlying Assets for each Series and the Offering Price per Interest for each respective Series is set forth in the description for such asset herein. The pools of residential properties comprising the Underlying Assets of Series Lexington SFR Pool 2021 and Series SLC SFR Pool 2021 were acquired from Authentic Residential, LLC (formerly known as Family Home Rentals), an entity owned by Grant Gustavson, a 50% member of the Manager. See the sections entitled “Description of Series Lexington SFR Pool 2021,” “Description of Series SLC SFR Pool 2021” and “Management” for further information.

The assets of all Series described below may collectively be referred to herein as the “Underlying Assets.” It is not anticipated that any of the Series would own any assets other than said interest in such Underlying Assets, plus certain cash reserves for property management, taxes, maintenance, insurance, utilities and other expenses pertaining to the Series and amounts earned from the monetization of such Underlying Assets.

Securities Offered:

Investors will acquire membership interests in a Series of the Company, each of which is intended to be a separate series of the Company for purposes of assets and liabilities. It is intended that owners of interests in a Series will only have assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series. For example, an owner of interests in Series Lexington SFR Pool 2021 will only have an interest in the assets, liabilities, profits and losses pertaining to Series Lexington SFR Pool 2021 and its related operations and not as it relates to Series SLC SFR Pool 2021 or any other subsequent Series of the Company. See the “Description of Interests Offered” section for further details. The Interests will be non-voting except with respect to certain matters set forth in the Series Limited Liability Company Operating Agreement of the Company (the “Operating Agreement”). The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole.

Investors:

Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser”.

Manager:

MIP Manager, LLC, a Delaware limited liability company, will serve as the manager of the Company and of each Series (the “Manager”) pursuant to that certain Management Agreement (the “Management Agreement”). MIP Manager, LLC, also owns and operates a mobile app-based investment platform called My Income Property (the My Income Property platform and any successor platform used by the Company for the offer and sale of interests, the “My Income Property Platform”), which is licensed to the Company pursuant to the terms of the Management Agreement, through which the Interests are sold. The Manager and/or its affiliates may, from time to time, purchase Interests at their discretion on the same terms and conditions as the Investors. Further information regarding the Manager, including its officers, manager and members, are set forth in the section entitled “Management.”

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Minimum Interest Purchase:

The minimum subscription by an Investor is five (5) Interests in a Series. The Purchase Price will be payable in cash in United States Dollars at the time of subscription. Notwithstanding the foregoing, the Manager has discretion to increase the minimum subscription by an Investor to greater than 5 Interests in a Series.

Maximum Interest Purchase:	The maximum subscription by an Investor is one hundred (100) Interests in a Series. The Purchase Price will be payable in cash in United States Dollars at the time of subscription.
Offering Size:

There is no minimum offering amount for the sale of Interests in each Offering. The Maximum Interests offered per Series is set forth in the “Series Membership Interests Overview” table set forth above.

Offering Period:

There will be a separate closing for each Offering. Each Offering is being conducted on a best efforts basis without any minimum target. The Company may undertake one or more closings on a rolling basis for each Offering. After each closing, funds tendered by Investors will be available to the Company. Because each Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised. Each respective Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

Additional Investors:

After the Closing of each Offering, no Member will be required to make additional capital contributions. If a Series’ funds are insufficient to meet the needs of the Series, the Manager may (a) advance funds and not seek reimbursement, (b) loan funds to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series, and/or (c) cause additional Interests to be issued in order to cover such additional amounts.

In the event that the Manager determines to issue additional Interests (as described in (c) above), the Manager shall notify the Members of the need for additional capital and the Members may be permitted, but not required, to make additional capital contributions to the Series on a pro-rata basis. In the event all Members do not make additional capital contributions, the Manager has discretion to sell additional Interests to third parties to meet the capital needs of such Series.

Use of Proceeds:

The proceeds received by a Series from the Offering will be applied in the following order of priority of payment:

(i) Due Diligence Fee: A fee equal to approximately 6.0% of the amount raised through this Offering, on average, paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets (each Series’ respective fee is subject to change in sole discretion of Manager as disclosed in each Series Agreement);

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(ii) Reserve for the Asset Cost of the Underlying Assets: Generally, the Actual cost of the Underlying Assets paid to the sellers of the rental property (the “Property Seller(s)”) will be paid by each Series pursuant to a promissory note note in favor of Authentic Residential, LLC (formerly known as Family Home Rentals), an entity owned by Grant Gustavson, a 50% member of the Manager, which note will be payable by each such Series according to the terms of such note. The promissory note will be interest only for nine years and then repayable in full at such time. There is no prepayment penalty, so the Manager will retain reserves as needed to pay down the note balance and manage cash flow for such Underlying Assets in its sole discretion (the “Reserves for Asset Cost”); and

(iii) Offering Expenses: In general, these costs include actual legal, accounting, brokerage, filing and compliance costs incurred by the Company in connection with the offering of a series of Interests (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors, brokerage, printing and accounting firms, as the case may be.

In the case of the Offerings hereunder, the Manager has agreed to pay and not be reimbursed for Offering Expenses.

Operating Expenses:

“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), including:

(i) costs incurred in managing the Underlying Asset, including, but not limited to property management, taxes, maintenance, insurance, and utility costs (the “Property Management Expenses”);

(ii) costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third-party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

(iii) any indemnification payments; and

(iv) any and all non-property insurance premiums, or expenses in connection with the Underlying Asset (as described in “Description of the Business – Business of the Company”).

If the Operating Expenses exceed the amount of revenues generated from the Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amounts.

The Underlying Assets will generally all be revenue-producing assets from inception. As such, we may not require Operating Expenses Reimbursement Obligations unless and until the Reserves for Asset Cost are depleted or used to repay the promissory notes of the Underlying Assets. See discussion of “Description of the Business – Operating Expenses” for additional information.

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Further Issuance of Interests:

A further issuance of Interests of the Series may be made in the event the Property Management Expenses exceed the income generated from the Underlying Asset and any cash reserves (including the Reserves for Asset Cost) and the Company does not take out sufficient amounts under the Operating Expenses Reimbursement Obligation to pay such excess Property Management Expenses, nor does the Manager pay such amounts and does not seek reimbursement.

Distributable Cash:

“Distributable Cash” shall mean the net income (as determined under U.S. generally accepted accounting principles (“GAAP”)) generated by a Series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) for such Series and less any liabilities related to its interest in the applicable Underlying Assets. The Manager may maintain Distributable Cash funds in a deposit account or an investment account for the benefit of each Series.

A Series will typically generate Distributable Cash from revenue-generating events of such Series. We expect that each Series will derive revenue from rental payments for the properties acquired, which revenue will be used to pay expenses, fees and distributions during a period of approximately five to seven years while the Series operates the properties. The frequency with which such event occurs, or the timing of when such revenue is actually distributed to Members, is dependent on the rental income of the Underlying Asset, cash reserves in such Series, ongoing contractual obligations of a Series, potential sales of the Underlying Assets and other revenue-generating events which do not occur on a fixed or set time period (e.g. quarterly or monthly) but which will recur on an ongoing basis so long as revenue is generated.

Management Fee:

As compensation for the services provided by the Manager under the Management Agreement, the Manager will be paid:

•         an initial one-time 6% Due Diligence Fee from each Series; and

•         performance fees (the “Performance Fees”) from each Series as follows:

•   15% of any Yield between the Guaranteed Yield Percentage and 10%; and

•   50% of any Yield exceeding 10%.

The Manager will not be entitled to receive any Performance Fees if the Distributable Cash is less than the Guaranteed Yield.

“Yield” is defined as the gross proceeds generated by a Series less Property Management Expenses divided by the aggregate offering amount.

“Guaranteed Yield” is defined as 4% per annum in the first year after purchase, 4.5% per annum in the second year after purchase, 5% per annum in the third year after purchase, 5.5% per annum in the fourth year after purchase, 6% per annum in the fifth year after purchase, and 5% per annum in each year thereafter.

Distribution Rights; Guaranteed Yield:	The Manager has sole discretion in determining what distributions of Distributable Cash, if any, are made to Interest Holders of the Series of Interests. Notwithstanding the foregoing, the Manager has agreed to pay a fixed dividend equal to the Guaranteed Yield per annum related to the Series Lexington SFR Pool 2021 and Series SLC SFR Pool 2021 so long as the Underlying Assets are owned by such Series. However, if the actual Yield is less than the Guaranteed Yield, Manager shall (and is contractually obligated to) advance proceeds to the Series to pay the Guaranteed Yield and have the right to reimbursement for any sums advanced to pay the fixed dividend as provided in the respective Series Agreements.

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Any Distributable Cash generated by the Series of Interests from the utilization of the Underlying Asset shall thus be applied within the Series of Interests in the following order of priority:

(i) Guaranteed Yield to the Interest Holders of the Series of Interests;

(ii) Thereafter, to repay any amounts advanced by Manager to pay the Guaranteed Yield;

(iii) Thereafter, for any Yield in excess of the Guaranteed Yield up to 10%, 15% of such excess to Manager and 85% to the Interest Holders of the Series of Interests on a pro rata percentage basis; and

(iv) Thereafter, for any Yield in excess of 10%, 50% of such excess to Manager and 50% to the Interest Holders of the Series of Interests on a pro rata percentage basis.

For avoidance of doubt, the Manager will not be entitled to receive any Performance Fees if the Distributable Cash is less than the Guaranteed Yield.

Notwithstanding the Manager’s agreement to pay dividends equal to the Guaranteed Yield, the Manager is not guaranteeing your investment, and the Interests in the Series to be issued in connection with this offering are not guaranteed by the Manager or any other person or entity. Further, there is no guarantee that any Series will generate Distributable Cash.

Timing of Distributions:	The Manager shall make distributions of Distributable Cash on a quarterly basis.
Manager Duties:

The Manager may not be liable to the Company, any Series or the Interest Holders for errors in judgment or other acts or omissions not amounting to fraud, willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:

To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

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Transfers:	The Manager may refuse a transfer by an Interest Holder of its Interest(s) if such transfer would result in (a) the assets of the Series being deemed “plan assets” for purposes of ERISA, (b) result in a change of U.S. federal income tax treatment of the Company and/or the Series, or (c) the Company, the Series of Interests or the Manager being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws and there is a right of first refusal on transfers of Interests and other restrictions as provide in the Operating Agreement.. See “Description of Interests Offered – Limitations on Transferability” for more information.

Redemption Plan:	Our Interests are not listed on a national securities exchange or included for quotation on a national securities market, and there is no intention to list our Interests. In order to provide our Interest Holders with some limited liquidity, we have adopted a redemption plan to enable such Interest Holders to redeem their Interests in limited circumstances following a lock-up of one (1) year as provided in certain Series Agreements. Please refer to the section entitled “Description of Interests Offered—Redemption Plan” for more information.

Valuation:	The valuation of the SFRs in each of the Series in this Offering were determined by the Manager in its sole discretion based on recent purchase prices. In instances where we determine that an appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising residential real estate assets, to act as our independent valuation expert.

Where to Buy:	Series Interests will be available for purchase exclusively on the My Income Property Platform at www.myincomeproperty.com. Series Interests will be issued in book-entry electronic form only.
Governing Law:

The Company and the Operating Agreement will be governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions.

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RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the My Income Property Platform, via third party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective Investors should consider before investing in the Interests. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in our Interests is a speculative investment and, therefore, no assurance can be given that you will realize your investment objectives.

No assurance can be given that investors will realize a return on their investments in us or that they will not lose their entire investment in our Interests. For this reason, each prospective subscriber for our Interests should carefully read this Offering Circular. All such persons or entities should consult with their legal and financial advisors prior to making an investment in the Interests.

An investment in an Offering constitutes only an investment in that Series and not in the Company, any other Series or the Underlying Asset.

A purchase of Interests in a Series does not constitute an investment in the Company, any other Series of the Company, or the Underlying Asset directly. This results in limited voting rights of the Investor, which are solely related to such Series. Investors will have voting rights only with respect to certain matters, primarily relating to the removal of the Manager for “cause.” The Manager thus retains significant control over the management of the Company and the Underlying Asset.  Furthermore, because the Interests in the Series do not constitute an investment in the Company as a whole, holders of the Interests in the Series will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in the applicable Underlying Asset(s) of a Series because, among other things, a Series may be required to pay corporate taxes before distributions are made to the holders, and the Manager will receive a fee in respect of its management of the applicable Underlying Asset.

There is no public trading market for our securities.

There is currently no public trading market for any of our Interests, and we do not intend or expect that any such market will ever develop. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public market does develop, the market price could decline below the amount you paid for your Interests.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. We do not know whether our securities will be registered, or exempt, under the laws of any states. There may be significant state blue sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

Lack of operating history.

The Company and each Series were recently formed, have generated nominal revenues and have limited operating history upon which prospective Investors may evaluate their performance. No guarantee can be given that the Company and any Series will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

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Limited Investor appetite.

Due to the start-up nature of the Company, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series. In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional underlying assets through the issuance of further Series and monetizing them together with the Underlying Asset(s) to generate distributions for Investors. In addition, if the Company is unable to raise funding for additional Series, this may impact any investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of additional Underlying Assets and other monetization opportunities.

There are few, if any, businesses that have pursued a strategy or investment objective similar to the Company’s.

We believe that few, if any, other companies crowdfund real estate ownership interests in single family rentals (SFRs) or proposes to run a platform for crowdfunding of interests in real estate in the manner that we propose to operate. The Company and the Interests may not gain market acceptance from potential investors, potential real estate sellers or service providers within the real estate industry, including insurance companies, property managers, or maintenance partners. This could result in an inability of the Manager to operate the Underlying Asset profitably. This could impact the issuance of further Series and additional Underlying Assets being acquired by the Company. This would further inhibit market acceptance of the Company and if the Company does not acquire any additional Underlying Assets, Investors would not receive any benefits which arise from economies of scale (such as reduction in offering costs as a large number of Underlying Assets may be listed on subsequent offering circulars, group discounts on insurance and the ability to monetize Underlying Assets).

Offering amount may exceed value of Underlying Asset at Sale.

The size of this Offering may exceed the purchase price of the Underlying Asset as at the date of such Offering (as the proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay Due Diligence Fees). If the Underlying Asset had to be sold and there has not been substantial appreciation of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any sums advanced by Manager to pay the fixed dividend) or any additional profits in excess of this amount.

Failure to Return Guaranteed Yield

Property Management Expenses shall be the responsibility of the Series. The Company maintains a reserve for estimated Property Management Expenses for the Underlying Asset. However, if the Operating Expenses exceed the amount of revenues generated from the Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be taken out of the Distributable Cash generated by the Series and could reduce the amount of any future distributions payable to Investors. If additional Series Interests are issued, this would dilute the current value of the Interests held by existing Investors and the amount of any future distributions payable to such existing Investors.

Reliance on the Manager and its personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager to source, acquire and manage the underlying assets. As MIP Manager, LLC has only been in existence since January 25, 2021 and is an early-stage startup company, it has no significant operating history within the real estate sector, which evidences its ability to find, acquire, manage and utilize the underlying assets.

The success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and its team, its expert network and other professionals (which include third party experts) to find, acquire, manage and utilize the Underlying Assets. There can be no assurance that these individuals will continue to be associated with the Manager. The loss of the services of one or more of these individuals could have a material adverse effect on the underlying assets, in particular, their ongoing management and use to support the investment of the Interest Holders.

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Furthermore, the success of the Company and the value of the Interests is dependent on there being critical mass from the market for the Interests and also the Company being able to acquire a number of underlying assets in multiple series of interests so that the Investors can benefit from economies of scale which arise from holding more than one underlying asset (e.g., a reduction in offering costs if a large number of underlying assets are listed on subsequent offering circulars at the same time). In the event that the Company is unable to source additional underlying assets due to, for example, competition for such underlying assets or lack of underlying assets available in the marketplace, then this could materially impact the success of the Company and its objectives of acquiring additional Underlying Assets through the issuance of further series of interests and monetizing them together with the Underlying Asset.

Liability of investors between series of interests.

The Company is structured as a Delaware series limited liability company that issues different series of interests for each underlying asset. Each series of interest, including the Series Lexington SFR Pool 2021 Interests and Series SLC SFR Pool 2021 Interests, will merely be a separate series and not a separate legal entity. Under Section 18-215 of the Delaware Limited Liability Company Act, A limited liability company agreement may establish or provide for the establishment of 1 or more designated series of members, managers, limited liability company interests or assets. Any such series may have separate rights, powers or duties with respect to specified property or obligations of the limited liability company or profits and losses associated with specified property or obligations, and any such series may have a separate business purpose or investment objective.

Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware law, and in the past certain jurisdictions have not honored such interpretation. If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all investors and not just those who hold the same series of interests as them. Furthermore, while we intend to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of Delaware law, it is possible a court could conclude that the methods used did not satisfy Section 18-215 of the Delaware Limited Liability Company Act and thus potentially expose the assets of such Series to the liabilities of another Series. The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by 18-215 of the Delaware Limited Liability Company Act in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the Company generally where the assets of such other series of interests or of the Company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of the Company are not allocable to a specific series of interests, they will be borne proportionately across all of the series of interests.  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its sole discretion, there may be situations where it is difficult to allocate fees, costs and expenses to a specific series of interests and therefore, there is a risk that a series of interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of interests received a disproportionately high benefit.

Potential breach of the security measures of the My Income Property Platform.

The highly automated nature of the My Income Property Platform through which potential investors acquire interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The My Income Property Platform processes certain confidential information about investors, the real estate sellers and the underlying assets. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the My Income Property Platform, the Company, the Manager or the Company’s service providers could be breached. Any accidental or willful security breaches or other unauthorized access to the My Income Property Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s and the Company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the My Income Property Platform software are exposed and exploited, the relationships between the Company, investors, users and the real estate sellers could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the underlying assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the interests.

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Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, the property sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the My Income Property Platform. Any security breach, whether actual or perceived, would harm the reputation of the Company and the My Income Property Platform and the Company could lose investors and the property sellers. This would impair the ability of the Company to achieve its objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with the Underlying Asset.

Risks relating to the Offering

We are offering our Interests pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to investors.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to develop a diversified portfolio of properties and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to penalties.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

If our company were to be required to register under the Investment Company Act or the manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each series and the manager may be forced to liquidate and wind up each series or rescind the offerings for any of the series or the offering for any other.

Our company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the manager is not and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.  Our Company and the Manager has taken the position that the properties are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus our company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager is not and will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If our Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each series and the manager may be forced to liquidate and wind up each series or rescind the offerings for any of the series or the offering for any other series.

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Possible Changes in Federal Tax Laws.

The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting the Company, a series, or an investment in any series of interest of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Related to the Company

Our real estate and real estate-related assets are subject to the risks typically associated with real estate.

Our real estate and real estate-related assets are subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including: natural disasters such as hurricanes, earthquakes, and floods; acts of war or terrorism, including the consequences of terrorist attacks; adverse changes in national and local economic and real estate conditions; an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants; changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws; costs of remediation and liabilities associated with environmental conditions affecting properties; and the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.

These factors may have a material adverse effect on the value that we can realize from our assets.

The COVID-19 pandemic could have material negative effects on our planned operations.

We face risks related to disease outbreaks, such as COVID-19. An outbreak of a contagious disease such as COVID-19, particularly to the extent it becomes a pandemic, could significantly disrupt our business operations. The effects of such an outbreak may include closures and disruptions to businesses, financial markets and the overall economy, and may adversely affect real estate and leasing prices. Any such impact may affect our ability to maintain occupancy rates or leasing prices with respect to our Series’ rental properties. The ultimate impact of the pandemic on our business operations, however, is highly uncertain and subject to change and will depend on future developments, which cannot be accurately predicted, including additional or modified government actions, new information that will emerge concerning the severity and impact of COVID-19 and the actions taken to contain COVID-19 or address its impact, among others.

The actual rents we receive for the properties in our portfolio may be less than estimated market rents, and we may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in our markets, a general economic downturn and the desirability of our properties compared to other properties in our markets, we may be unable to realize our estimated market rents across the properties in our portfolio. In addition, depending on market rental rates at any given time as compared to expiring leases in our portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If we are unable to obtain sufficient rental rates across our portfolio, then our ability to generate cash flow growth will be negatively impacted.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our shareholders. In addition, the resale value of the property could be diminished because the market value of our properties may depend upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our shareholders’ investment.

Further, a decline in general economic conditions in the markets in which our investments are located or in the U.S. generally could lead to an increase in tenant defaults, lower rental rates and less demand for real estate space in those markets. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

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We depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to our shareholders.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a tenant defaults on or terminates a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to you.

We have no established investment criteria limiting the geographic concentration of our investments real estate and real estate-related assets. If our investments are concentrated in an area that experiences adverse economic conditions, our investments may lose value and we may experience losses.

Certain of our investments in real estate and real estate-related assets may be in one geographic location or secured by a single property or properties in one geographic location. These investments may carry the risks associated with significant geographical concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, our investments may be overly concentrated in certain geographic areas, and we may experience losses as a result. A worsening of economic conditions in the geographic area in which our investments may be concentrated could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of customers to pay financed amounts and impairing the value of our collateral.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our shareholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to our shareholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

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Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our shareholders’ investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incur a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of your investment. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to you.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Although we presently intend to complete a transaction providing liquidity to shareholders within approximately five to seven years from the completion of our initial offering, our operating agreement does not require our Manager to pursue such a liquidity transaction. Though we intend to offer the Redemption Plan for repurchases of Interests in certain limited circumstances, if our Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on shareholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your Interests may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties and other investments for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. As a result, we continue to expect that many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We have significant competition with respect to our acquisition of properties and other investments with many other companies, including REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies, online investment platforms and other investors, many of which have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire properties and other investments at higher prices than our competitors and/or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Many of our investments are susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of both real estate and residential real estate properties.

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If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our shareholders.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we bear the risk that the purchaser may default, which could reduce our cash distributions to shareholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our shareholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory note or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a property is highly subjective and may be subject to error. Our Manager will value our potential investments based on yields and risks, taking into account estimated future losses on select real estate equity investments, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

We are exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Risks Related to Ownership of our Interests

You will have only limited “major decision” rights regarding our management and it will be difficult to remove our Manager, therefore, you will not have the ability to actively influence the day-to-day management of our business and affairs.

Our Manager has sole power and authority over the management of our Company and the individual Series. Furthermore, our Manager may only be removed for “Good Cause” meaning fraud, deceit, gross negligence, willful misconduct or a wrongful taking, bad faith, death, disability or disappearance, etc.

To remove the Manager for “Good Cause”, Members holding in excess of 75% of the percentage interests, must approve. Therefore, you will not have an active role in our Company’s management and it would likely be difficult to cause a change in our management. As a result, you will not have the ability to alter our management’s path if you feel they have erred.

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement in certain circumstances without the consent of the Investors, and the Investors only have limited voting rights in respect of the Series of Interests. Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and also any decision it takes in respect of the Company and the Series of Interests, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each series of interests in very limited circumstances. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an underlying asset.

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The offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests was derived as a result of our negotiations with the property seller, which is a related party, based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of the Underlying Asset. These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest prior to admission of the subscriber as an Investor in the Series of Interests, if it occurs, in respect of such subscriptions.

The funds paid by purchasers for the Interests will go into the Company’s general operating account and be allocated to the specific Series which is subject of the investment. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted and Interests sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the Offering Period. If we terminate the Offering prior to accepting a subscriber’s subscription, funds will be returned, without interest or deduction, to the proposed Investor.

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POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Manager and the Underlying Assets. The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Manager’s Fees and Compensation

None of the compensation set forth under "Compensation to Manager and Its Affiliates" was determined by arms' length negotiations. It is anticipated that the commissions and profits received by the Manager may be higher or lower depending upon market conditions.

This conflict of interest will exist in connection with Company management and Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement.

The Manager has the right to retain the services of other firms, in addition to or in lieu of the Manager, to perform various services, asset management, property management, and other activities in connection with the business that is described in this Offering Circular.

Other Series or Businesses

The Manager may engage for its own account, or for the account of others, in other business ventures, similar to that of the Company or otherwise, and neither the Company nor any Investor shall be entitled to any interest therein.

The Company will not have independent management and it will rely on the Manager for the operation of the Company. The Manager will devote only so much time to the business of the Company as is reasonably required. The Manager will have conflicts of interest in allocating management time, services and functions between its existing business interests other than the Company and any future entities which it may organize as well as other business ventures in which it may be involved. The Manager believes it has sufficient staff available to be fully capable of discharging its responsibilities to all such entities.

The Manager, acting in the same capacities for other investors, companies, partnerships or entities, may result in competition with individual Series, including other Series. There are no restrictions on the Manager, or any of its affiliates, against operating other businesses in such competition with the Company. If the Manager or any of its affiliates did operate such a business that competed for clients with the Company, it could substantially impair the Company's financial results.

Manager Affiliation with Majority Owners

The Manager may independently determine to invest in certain assets owned by individual Series. The Manager may derive compensation from its membership in these assets in addition to any compensation earned as a Manager of the individual Series.

An affiliate of the Owners of the Manager will frequently be a Property Seller to us of our Underlying Assets. Our interests in these transactions may be different from the interests of affiliates in these transactions.

The owners of MIP Manager, LLC are affiliates of Family Home Rentals, LLC which is the Property Seller for the Underlying Assets of Series Lexington SFR Pool 2021 and Series SLC SFR Pool 2021. We may continue to purchase properties from such parties in the future ordinary course of our business. As such, the Company recognizes that there may be a heightened risk of conflicts of interest representing our interests in these transactions on the one hand and the interests of the Manager and its affiliates in preserving or furthering their respective relationships on the other hand and/or proper valuation of certain transactions (or the perception thereof). The Manager and the Company, in determining whether to approve or authorize a particular transaction with such parties, will consider whether the transaction between the Company and such parties is fair and reasonable to the Company and has terms and conditions no less favorable to us than those available from unaffiliated third parties. The Company will also rely on independent appraisals and other methods of third party valuation. See “Valuation”.

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Lack of Independent Legal Representation

The Members have not been separately represented by independent legal counsel in connection with the Company’s organization or in their dealings with the Manager. The Investors must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of the management of the business and the operating agreement have all been prepared by the Company. Therefore, the terms of these agreements have not been negotiated in an arms' length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. PROSPECTIVE INVESTORS MUST RELY ON THEIR OWN LEGAL COUNSEL FOR LEGAL ADVICE IN CONNECTION WITH THIS INVESTMENT.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

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DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns. There will be no dilution to any Investors associated with the Offerings herein. However, from time to time, additional Series Interests may be issued in order to raise capital to cover such Series’ ongoing operating expenses. See “Description of the Business – Operating Expenses” for further details.

USE OF PROCEEDS

The Offerings included on this Offering Circular are being made through Series and not the Company generally. Investors will acquire membership interests in a Series of the Company only, each of which is intended to be a separate series of the Company for purposes of assets and liabilities. It is intended that owners of interests in a Series will only have assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series. As such, the use of proceeds of the Offerings included herein are specific to such Series and are included in the Description of each Series.

Generally, the allocation of the net proceeds of each specific Series represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, and our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth in each Series’ use of proceeds. In the event that less than the Maximum Interests are sold in connection with an Offering, the use of proceeds may need to be proportionally adjusted.

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PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by MIP Manager, LLC, (the “Manager”), a Delaware limited liability company organized in 2021. The Manager owns and operates a mobile app-based crowd-funding investment platform called My Income Property (the My Income Property platform and any successor platform used by the Company for the offer and sale of interests, the “My Income property Platform”), which is licensed to the Company via the Management Agreement, through which investors may indirectly invest, through series of the Company’s interests, in fractional real estate ownership interests that have been historically difficult to access for many market participants. Through the use of the My Income Property Platform, investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Interests exclusively through the My Income Property Platform. Neither Manager nor any other affiliated entity involved in the offer and sale of the Interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests. Notwithstanding the foregoing, we have engaged Dalmore, a member of FINRA/SIPC, as broker of record in connection with the offer and sale of the Interests. See “Broker” section below.

Each of the Offerings are being conducted under Regulation A under the Securities Act of 1933, as amended (the “Securities Act”) and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an Investor must meet in order to participate in this Offering, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards”. As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange.

The initial offering price for each Series (the “Purchase Price”) was determined by the Manager and is equal to the aggregate of (i) the aggregate purchase price of the pool of homes, including initial rehab and capital expenditures (the “Asset Cost”) and (ii) the Due Diligence Fee.

Each Offering is being conducted on a best efforts basis without any minimum target. The Company may undertake one or more closings of each Offering on a rolling basis. After each such Closing, funds tendered by investors will be available to the Company. Because the Offerings are being made on a best efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised. Each Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

Those persons who want to invest in the Interests must consent electronically to a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details. A copy of the form of Subscription Agreement is attached as Exhibit 4.1.

Each Series of Interests will be issued in book-entry form without physical stock certificates.

The Company will pay all of the expenses incurred in this Offering that are not covered by the Due Diligence Fee, including fees to legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable. Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

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Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of the Company (in connection with this Series or any other series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.           an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.           earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and Dalmore, in its capacity of broker/dealer of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in these Offerings are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

Minimum and Maximum Investment Amounts

The minimum subscription by an Investor in this Offering is 5 Interests and the maximum subscription by any Investor in this Offering is for 100 Interests.

Broker

Dalmore Group, LLC, a New York limited liability company (“Dalmore” or “Broker”), will manage the sale of the Interests as broker/dealer of record pursuant to a broker-dealer agreement, dated February 17, 2021 (the “Broker-Dealer Agreement”), and serve as broker of record for the Company’s Regulation A offerings, process transactions by subscribers to the Offering and provide investor qualification services (e.g. Know Your Customer (“KYC”) and Anti Money Laundering (“AML”) checks). Dalmore is a broker-dealer registered with the Commission and a member of FINRA/SIPC and is registered in each state where the Offering and sale of the Series of Interest will occur, prior to the launch of such Offering, but will not act as a finder or underwriter in connection with such Offering. Dalmore will receive a Brokerage Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with the Offering.

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The Company will indemnify Dalmore, its affiliates and their representatives and agents harmless from any and all actual or direct losses, liabilities, judgments, arbitration awards, settlements, damages and costs (collectively, “Losses”), resulting from or arising out of any third party suits, actions, claims, demands or similar proceedings (collectively, “Proceedings”) to the extent they are based upon (i) a breach of the Broker-Dealer Agreement by the Company, (ii) the wrongful acts or omissions of the Company, or (iii) the Offering itself. Dalmore shall indemnify and hold the Company, the Company’s affiliates and Company’s representatives and agents harmless from any Losses resulting from or arising out of Proceedings to the extent they are based upon (i) a breach of the Broker-Dealer Agreement by Dalmore or (ii) the wrongful acts or omissions of Dalmore or (iii) its failure to comply with any applicable federal, state, or local laws, regulations, or codes in the performance of its obligations under the Broker-Dealer Agreement. The Broker-Dealer Agreement terminates 12 months after its effective date, but will renew automatically for successive renewal terms of 12 months each unless any party provides notice to the other party of non-renewal at least 60 days prior to the expiration of the current term.

If the Company defaults in performing the obligations under the Broker-Dealer Agreement, the Broker-Dealer Agreement may be terminated (i) upon 60 days written notice if the Company fails to perform or observe any material term, covenant or condition to be performed or observed by it under the Broker-Dealer Agreement and such failure continues to be unremedied, (ii) upon written notice, if any material representation or warranty made by either Dalmore or the Company proves to be incorrect at any time in any material respect, (iii) in order to comply with a legal requirement, if compliance cannot be timely achieved using commercially reasonable efforts, after providing as much notice as practicable, or (iv) upon thirty (30) days’ written notice if the Company or Dalmore commences a voluntary proceeding seeking liquidation, reorganization or other relief, or is adjudged bankrupt or insolvent or has entered against it a final and unappealable order for relief, under any bankruptcy, insolvency or other similar law, or either party executes and delivers a general assignment for the benefit of its creditors.

Fees and Expenses

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company in connection with the Underlying Asset, including KYC, AML and other compliance background checks, Dalmore will receive a fee equal to 1.0% of the amount raised through this Offering (which, for clarification, excludes any Interests purchased by the Manager, its affiliates or the Property Sellers) (the “Brokerage Fee”). Each Series will be responsible for paying its own Brokerage Fee to Dalmore in connection with the sale of Interests in such series. The Brokerage Fee will be payable immediately upon the closing of each offering from the proceeds thereof. In addition, the Company has paid Dalmore a $5,000 one-time set up fee for out-of-pocket expenses and will also pay a separate, one-time $20,000 consulting fee upon the issuance of a No-Objection Letter by FINRA and SEC Qualification.

Due Diligence Fee

An initial fee equal to approximately 6% of the amount raised through this Offering, on average, paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets (fee is subject to change in sole discretion of Manager as disclosed in each Series Agreement).

Offering Expenses

Each series of interests will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that series (the “Offering Expenses”). Offering Expenses consist of legal, accounting, underwriting, filing and compliance costs, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to this Offering.

Operating Expenses

Each series of interests will have “Operating Expenses” which are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), including:

(i) costs incurred in managing the Underlying Asset, including, but not limited to property management, taxes, maintenance, insurance, and utility costs (the “Property Management Expenses”);

(ii) costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third-party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

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(iii) any indemnification payments; and

(iv) any and all non-property insurance premiums, or expenses in connection with the Underlying Asset (as described in “Description of the Business – Business of the Company”).

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular.  Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for such Series on the My Income Property Platform. The contents of the My Income Property Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests.  Any potential Investor wishing to acquire any Interests must:

1.       Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Interests is suitable for you.

2.       Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto) on the My Income Property Platform application and click “Agree” to consent to the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.       Once the completed Subscription Agreement is electronically signed, an integrated online payment provider will transfer funds in an amount equal to the purchase price for such Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) to the Company.

4.       The Manager and Dalmore will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager and Dalmore will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw such Offering at any time prior to Closing.

5.       Once the review is complete, the Manager will inform you whether or not your application to subscribe for such Interests is approved or denied and if approved, the number of Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.       If all or a part of your subscription in a particular Series is approved, then the number of Interests you are entitled to subscribe for will be issued to you in book-entry form upon the Closing.

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By accepting the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement, the Series Limited Liability Company Operating Agreement of the Company (the “Operating Agreement”) and the applicable Series Agreement. The Company, the Manager and Dalmore will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and Dalmore to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued the Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

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DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2, the Series Agreements, attached hereto as exhibits as it relates to each specific Series, and the Subscription Agreement, attached hereto as Exhibit 4.1, relating to the purchase of the applicable Series of Interests. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable) shall apply. Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement or Series Agreement.

Series Agreement

Each Series will have its own Series Agreement and a Subscription Agreement. The Series Agreement and/or the My Income Property Platform for such Series, will include a description of the following investment details, among other things:

•	Such Member classes as the Series Manager may determine to be necessary, appropriate, or advantageous for operation of the Series and meeting its business objectives.

•	The Minimum and Maximum Dollar Amounts for each Series, if any, based on the amount of Capital Contributions needed to acquire, operate and improve the Asset.

•	The Minimum Investment Amount required of an individual Investor by each Series.

•	A tabular summary of the sources and uses of proceeds of the Capital Contributions raised by each Series.

•	The important dates relative to acquisition of the Asset or Capital Contributions needed for each Series.

Rights and Liabilities of Members

The rights, duties and powers of Members are governed by the Operating Agreement and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to such Agreement and Act. Members who become Members in a Series in the manner set forth herein will be responsible for the obligations of the Series and will be liable only to the extent of their agreed upon capital contributions. Members may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to Members may constitute, wholly or in part, return of capital.

Members will have very limited control over the management of the Company or the Series. Our Manager has sole power and authority over the management of our Company and the individual Series, subject only to certain rights of our Members and our membership as a whole, to consent on certain major decisions. Furthermore, our Manager may only be removed for “Good Cause”, meaning willful misfeasance, bad faith, gross negligence or reckless disregard by the Manager in the performance of its duties, the criminal conviction of a federal or state securities law or any other criminal wrong-doing. To remove the Manager for “Good Cause”, Members holding in excess of 75% of the percentage interests, or (ii) Members holding in excess of 75% of the outstanding percentage interests owned by disinterested Members must approve.

Therefore, you will not have an active role in our Company’s management and it will be difficult to cause a change in our management.

Interest Subscriptions

Interests in each Series will be sold for a set price per Interest. To purchase Interests in an individual Series, an Investor must deliver to the Company a Subscription Agreement in the form attached to this Offering Circular as Exhibit 4.1 by completing the online submission at Myincomeproperty.com.

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Redemption Plan

At any time after one (1) year following the purchase of Interests, the holders of Interests may request repurchase of the Interests in accordance with the Company's Redemption Plan as set forth herein. The repurchase of the Interests is effected pursuant to the exemption from registration provided by this Offering. The Redemption Plan is designed to qualify for exemption from the provisions of Rule 102(a) of Regulation M allowing non-listed REITs to redeem their equity through established share redemption programs in accordance with the guidance set forth in the October 22, 2007 Alston & Bird LLP class exemptive letter (“Alston Letter”). In accordance with the guidance of the Alston Letter, although the Company is not a REIT, the Company believes that the Redemption Plan will qualify for exemption from the provisions of Rule 102(a) of Regulation M because:

1.   There is no trading market for the Company’s Interests;

2.   The Company will terminate the Redemption Plan during the distribution of the Interests in the event that a secondary market for the Company’s Interests develops;

3.   The Company purchases Interests under the Redemption Plan at a price that does not exceed the then current public offering price of the Interests;

4.   The terms of the Redemption Plan are fully disclosed in this Offering Circular; and

5.   Except as otherwise exempted herein, the Company will comply with Regulation M.

Redemption of our Interests will not be made until one (1) year after an investor purchases Interests.  The redemption price will be made at a price equal to the purchase price at which the Interests in that Series were purchased, less the pro rata amount of the Diligence Fee (if any).  The redemption price for the Series Lexington SFR Pool 2021 Interests will be $100.00 per share (the purchase price less the Diligence Fee) and the redemption price for the Series SLC SFR Pool 2021 Interests will be $125.00 per share (the purchase price less the Diligence Fee), or such public offering price of such Interests less the Diligence Fee.  All redemption requests received will be paid in accordance with the terms set forth herein on the first day of each calendar quarter, or the first business day thereafter (“Redemption Payment Date”); provided, that the Manager must receive a request for redemption through the mobile app or website no less than three (3) business days prior to the Redemption Payment Date following the date of the request (“Redemption Request Date”).  Members may increase or decrease their redemption requests at any time prior to the Redemption Payment Date and may cancel or withdraw their redemption request for any reason at any time prior to the Redemption Payment Date.  A member making a redemption request would be entitled to receive any distributions made between the date of the Redemption Request Date and the Redemption Payment Date and such distributions will not affect the Redemption Price.

We cannot guarantee that funds set aside for the Redemption Plan will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the Interests for which redemption requests have been submitted in any quarter, we plan to redeem our Interests on a pro rata basis on the redemption date. In addition, if we redeem less than all of the Interests subject to a redemption request, with respect to any unredeemed Interests, you can elect at the time of the original request for redemption to either: (i) withdraw your request for redemption; or (ii) ask that we honor your request in the future, if any, when such redemptions can be made pursuant to the limitations of the Redemption Plan when sufficient funds are available. Such pending requests will be honored on a pro rata basis. For investors who hold Interests with more than one record date, redemption requests will be applied to such Interests in the order in which they were purchased, on a first in first out basis.

There is currently no trading market for the Interests.  In the event that a secondary market for the Interests develops, the Company will terminate the Redemption Plan.

Members shall be required to reimburse the Company to cover fees related to bank transaction charges, custody fees, transfer fees and additional charges. If the Company agrees to honor a redemption request, the Interests to be redeemed will cease to have voting rights as of the Redemption Effective Date.

In  addition, following the conclusion of this offering, our Manager may, in its sole discretion, amend, suspend, or terminate the Redemption Plan at any time upon providing thirty (30) days prior notice to the Members, including to protect our operations and our non-redeemed members, to prevent an undue burden on our liquidity, to preserve our tax status, or for any other reason. Material modifications, including any reduction to the monthly or quarterly limitations on repurchases, and suspensions of the Plan, will be promptly disclosed in a supplement (or post-effective amendment if required by the Securities Act), as well as on the Company’s website and mobile application. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our Redemption Plan. For more information about our Redemption Plan or to submit a redemption request, please refer to the Platform or contact us by email at info@myincomeproperty.com.

For the avoidance of doubt, all activity related to execution of redemptions of Interests will be originated by the Investor and neither the Company nor the Manager would be acting as a broker or dealer, and none of them would make any recommendation as to the repurchase of the Interests.  Neither the Company nor the Manager would receive any compensation for its role in any redemption of Interests.  Certain trading will be avoided when a person is in possession of material nonpublic information relating to the Interests.

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Rights, Powers and Duties of Manager

Subject to the right of the Members to vote on specified matters, the Manager will have sole control of the business operations of the Series. The Manager is not required to devote full time to Company and Series affairs but only such time as is required for the conduct of Company and Series business. The Manager acting alone has the power and authority to act for and bind the Company or an individual Series.

The Manager is granted the special power of attorney of each Member for the purpose of executing the documents which the Members have expressly agreed to execute and deliver or which are required to be executed, delivered and/or filed under applicable law.

Meetings

The Manager may call a meeting of an individual Series. Unless the notice otherwise specifies, all meetings will be held at the office of the Company. Members have the rights to call meetings accorded to them under the Operating Agreement or the individual Series Agreement and applicable law.

Accounting and Reports

Right of Inspection; Provision of Records to Members

Each Member has the right, upon reasonable request, for purposes reasonably related to the interest of that person as a Member, to inspect and copy during normal business hours any of the records required to be maintained by the Manager under the Act.

The Manager will furnish to a Member a copy of any amendment to the articles of organization or operating agreement executed by the Manager pursuant to a power of attorney from the Member.

Members will be limited to the inspection of the books and records of the individual Series in which they are a Member.

Annual Report

At such time as the Company has more than thirty-five (35) Members, each of the following shall apply:

The Manager will cause an annual report to be sent to each of the Members not later than one hundred twenty (120) days after the close of the Fiscal Year. The report, which may be sent by electronic transmission, will contain a balance sheet as of the end of the Fiscal Year and an income statement and a statement of cash flows for the Fiscal Year.

Members representing at least five (5) percent of the percentage interests, or three or more Members, may make a written request to the Manager for an income statement of the Company for the initial three-month, six-month, or nine-month period of the then-current Fiscal Year ending more than 30 days prior to the date of the request, and a balance sheet of the Company as of the end of such period. The statement will be delivered or mailed to the Members within thirty (30) days thereafter.

The financial statements will be accompanied by the report, if any, of the independent accountants engaged by the Company or, if there is no report, the certificate of the Manager that the financial statements were prepared without audit from the books and records of the Company.

Tax Information

The Company will send or cause information to be sent in writing to each Member within ninety (90) days after the end of each taxable year the information necessary to complete federal and state income tax or information returns. Based on the Company’s intention to treat each Series as a corporation for tax purposes, the primary reporting Members should expect is through Form 1099.

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Voting Rights of Members

The affirmative vote of a Majority of Interests of all of the Members associated with a Series shall be required for the Company to merge or consolidate with or into, or convert into, another entity, but not to enter into a joint venture arrangement with another party.

A Series Manager may be removed at any time, for Good Cause, by the decision of such Series Members owning more than seventy-five percent (75%) of the Percentage Interests in that Series.

Certain actions may require both a majority of all percentage interests in the Company and the consent of the Manager, as provided in such Series Agreement.

The disposition by the Company of all or substantially all of the Company’s assets includes the disposition of all or substantially all of the assets of all of the Company’s subsidiaries in a single transaction or series of transactions but expressly excludes a sale of the assets of any single Series that owns a single Asset, which may be made by the Manager without the consent of Members.

Withdrawal from a Series

Each Series expects to operate for approximately five (5) to seven (7) years at which time the Underlying Asset of the Series will be sold. Thereafter, the Members shall receive a return of their capital, if available. The Members should not expect withdrawal prior to this time.

Dissolution and Winding-Up

The Series Manager may dissolve the Series at any time once the Series Assets have been sold. The dissolution may only be ordered by the Series Manager or the Company, not by an owner of Series Membership Interests or by any Member of the Series. Upon dissolution of a Series, all Members of that Series will participate in the Series’ liquidating distributions, in accordance with the distributions in effect during the term and thereafter in proportion to their relative capital accounts.

Limitations on Transferability

The Operating Agreement and Series Agreement place substantial limitations upon transferability of the Interests. Any transferee (including a donee) must be a person or entity which would have been qualified to purchase an Interest in this Offering and a transferee may not become a substituted Member without the consent of the Manager. A transferee who does not become a substituted Member will own an economic interest which entitles him or her only to the share of income or return of capital to which the transferor would be entitled. In addition, there are certain rights of first refusal on any transfer.

Term of the Company

The Manager intends to operate the Company on a perpetual basis until a dissolution event.

Dispute Resolution

The Company and the Operating Agreement will be governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions.

Listing

The Interests are not currently listed or quoted for trading on any national securities exchange or national quotation system.

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DESCRIPTION OF THE BUSINESS

Overview

The Company was formed in the State of Delaware as a series limited liability company on January 25, 2021. There is limited historical financial information about us upon which to base an evaluation of our performance. We are an emerging growth business with limited operating history. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administrative expenditures associated with daily operations, increases in accounting an audit fees, and increases in legal fees related to filings and regulatory compliance.

Myincomeproperty.com intends to democratize the ownership of real estate and allow the benefits of ownership at a fraction of the historical cost.

Our Series LLC Structure

Each group of single family rental homes (SFRs), typically in the same geographic region, that we acquire will be owned by a separate series of our company that we will establish to acquire those SFRs.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.

Real Estate Ownership Interests

The company, through individual Series, intends to purchase, maintain and operate single family home rentals (SFRs) in geographic regions in the United States. As an owner of real estate, the individual Series will receive earnings from the operation of such SFRs. Similarly, the individual Series will be responsible for the expenses of the real estate. The Manager makes the final decisions on many day-to-day decisions relating to the real estate and delegates certain administrative tasks to property managers in such geographic regions.

Plan of Operations

The Company, the Manager and/or its affiliates will (1) acquire real estate that is listed on Myincomeproperty.com pursuant to a promissory note between the Series and the Property Seller, (2) transfer the real estate to the Series, and (3) conduct an Offering to raised proceeds to repay the promissory note for the purchase price of the Underlying Assets and the operation of the SFRs. We expect that each Series will derive revenue from rental payments for the properties acquired, which revenue will be used to pay expenses, fees and distributions during a period of approximately five to seven years while the Series operates the properties.

Real Estate Operations

The Company's Activities (through individual Series) consist of identifying real estate, acquiring and managing real estate that is, in the Company’s opinion, likely to deliver a favorable yield and appreciation. Factors leading to real estate being valuable include, without limitation, location, real estate asset class, condition, age, demand, interest rates, government regulation, and economic conditions.

The Series intends to generate revenue from tenant rents. The Series will also generate revenue upon the sale of the real estate.

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Government Regulation

Real estate is regulated by the individual states. Most states have real estate commissions that regulate the purchase, sale and leasing of real estate.

Operating Expenses

“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), including:

(i) costs incurred in managing the Underlying Asset, including, but not limited to property management, taxes, maintenance, insurance, and utility costs (the “Property Management Expenses”);

(ii) costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third-party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

(iii) any indemnification payments; and

(iv) any and all non-property insurance premiums, or expenses in connection with the Underlying Asset (as described in “Description of the Business – Business of the Company”).

Indemnification of the Manager

To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

 To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

Description of the Management Agreement

The Series will appoint the Manager to serve as Manager (the “Manager”) to manage the Underlying Asset pursuant to a management agreement (the “Management Agreement”).

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The services provided by the Manager will include:

-	Rendering management and administration services and support and other management support needed for Company’s and each Series’ operations;

-	A license to the My Income Property Platform for the facilitation of the offerings of the Series interests;

-	Determining which assets to select and purchase; and

-	Determining the amount of the selling price of the Assets upon disposition thereof.

The term of the Management Agreement shall commence on the date executed and shall have a term of one (1) year unless earlier terminated as provided for therein. The term of the Management agreement shall be automatically extended for a series of additional one (1) year terms unless Company notifies the Manager in writing of its desire to terminate this Agreement at least sixty (60) days prior to the expiration of the current term.

Each series will indemnify the Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Manager under the Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

A copy of the Management Agreement is attached hereto as Exhibit 6.1.

Management Fee

As consideration for managing the Underlying Asset, the Manager will be paid a one-time Due Diligence Fee of approximately 6% of the offering proceeds and shall participate in any Yield exceeding the Guaranteed Yield as set forth herein:

The Manager has sole discretion in determining what distributions of Distributable Cash, if any, are made to Interest Holders of the Series of Interests and the Manager has agreed to pay a fixed dividend corresponding to the Guaranteed Yield per year related to the Series Lexington SFR Pool 2021 Interests and Series SLC SFR Pool 2021 Interests so long as the Underlying Asset is owned. However, if the Yield is less than the Guaranteed Yield, Manager shall have the right to reimbursement for any sums advanced to pay the fixed dividend. Any Distributable Cash generated by the Series of Interests from the utilization of the Underlying Asset shall thus be applied within the Series of Interests in the following order of priority:

(i) Guaranteed Yield dividend to the Interest Holders of the Series of Interests;

(ii) Thereafter, to repay any amounts advanced by Manager to pay the Guaranteed Yield dividend;

(iii) Thereafter, for any yield between the Guarantee Yield and 10%, 15% to Manager and 85% to the Interest Holders of the Series of Interests on a percentage basis; and

(iv) Thereafter, for any yield exceeding 10%, 50% to Manager and 50% to the Interest Holders of the Series of Interests on a percentage basis.

The Manager will not be entitled to receive any Performance Fees if the Distributable Cash is less than the Guaranteed Yield.

Facilities

The Manager is located at 9811 W. Charleston Blvd., Suite 2-383, Las Vegas, NV 89117.

Legal proceedings

None of the Company, any series, the Manager, or any director or executive officer of the Manager is presently subject to any material legal proceedings.

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DESCRIPTION OF SERIES LEXINGTON SFR POOL 2021

Series Overview

•	Series Lexington SFR Pool 2021 is a pool of ten (10) single family rental homes located in the State of Kentucky.

•	The pool of homes was acquired on February 19, 2021 for the aggregate purchase price of $2,416,647, an average of $241,665 per home, between a range of $197,893 and $291,083. The pool of homes was acquired from Authentic Residential, LLC (formerly known as Family Home Rentals), an entity owned by Grant Gustavson, a 50% member of the Manager. Each rental property in the pool is subject to a lease agreement that was assigned to Series Lexington SFR Pool 2021, pursuant to which rental payments shall be made directly to the Series.

•

The average rent, actual or projected, is $1,729 per month, between a range of $1,375 and $2,000 per month. The properties in the Series Lexington SFR Pool 2021 are currently generating revenue from monthly rental payments. The bases for such rent are the lease agreements for each property in the Series Lexington SFR Pool 2021, each of which has a one (1) year term. Copies of the leases are included as exhibits to this offering statement. The chart set forth below under the heading “Series Asset Description” states the monthly rental amount for each property in the Series Lexington SFR Pool 2021.

Since the Series’ acquisition of the rental properties, the average rate of occupancy for the Series Lexington SFR Pool 2021 is 100% and all rent and other charges of the period have been timely collected.

•	The homes, on average have

o	3.4 bedrooms;
o	2.8 bathrooms; and
o	2,163 square feet.

Series Use of Proceeds

We estimate that the gross proceeds of the Series Lexington SFR Pool 2021 Offering will be $2,561,702.00 and assumes the full amount of the Series Lexington SFR Pool 2021 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Reserves for the Asset Cost and Operating Expenses	$2,382,382.86	93.0%
Brokerage Fee (1)	$25,617.02	1.0%
Due Diligence Fee	$153,702.12	6.0%
Offering Expenses (None) (2)	$0.00	0.0%
Total Fees and Expenses	$179,319.14	7.0%
Total Proceeds	$2,561,702.00	100.0%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Property Seller, if any.
(2)	Solely in connection with the offering of the Series Lexington SFR Pool 2021 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	We have issued a promissory note to the Property Seller in an amount of $2,416,647 to acquire the Series Lexington SFR Pool 2021 properties. Series Lexington SFR Pool 2021 offering proceeds will be used to repay this promissory note over the term of such note and to set aside reserves for operating expenses.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

The above allocation also assumes 100% subscription of the offering. Since there is no minimum offering amount, the offering may not be fully subscribed. If the Series were to raise 25% of the proposed offering amount, or $640,425.50 of total proceeds, then the Reserves for the Asset Cost and Operating Expenses would be reduced to approximately $480,319.13, and the brokerage fee would be reduced to approximately $6,404.26. If the Series were to raise 50% of the proposed offering amount, or $1,280,851.00 of total proceeds, then the Reserves for the Asset Cost and Operating Expenses would be reduced to approximately $1,114,340.37, and the brokerage fee would be reduced to approximately $12,808.51. If the Series were to raise 75% of the proposed offering amount, or $1,921,276.50 of total proceeds, then the Reserves for the Asset Cost and Operating Expenses would be reduced to approximately $1,748,361.62, and the brokerage fee would be reduced to approximately $19,212.77. The due diligence fee would remain $153,702.12 in each of these scenarios. We also would not be able to repay the promissory note as quickly if the offering for this Series is not fully subscribed.

The cash reserves needed to operate the Underlying Assets of the Series are approximately one percent (1%) of the property values per year. The Company expects that the proceeds from this offering, including if the offering is 25%, 50% or 75% subscribed, will satisfy the Series’ cash requirements such that the Series will not need to raise additional funds in the next six months in order to implement its plan of operating.

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Series Asset Description

Address	City	County	State	Zip	Monthly Rent	Purchase Price	Bed	Bath	Square Footage
3817 Winthrop Dr	Lexington	Fayette	KY	40514	$2,000	$260,000	4	3	2,179
2758 Sandersville Rd	Lexington	Fayette	KY	40511	$1,975	$291,083	3	2.5	2,293
4524 Verbena Park	Lexington	Fayette	KY	40509	$1,950	$273,000	4	3	2,576
3000 Ellen Court	Lexington	Fayette	KY	40511	$1,900	$220,000	4	3	2,514
629 Lucille Dr	Lexington	Fayette	KY	40511	$1,800	$269,232	3	2.5	1,938
132 Winners Cir	Nicholasville	Jessamine	KY	40356	$1,720	$223,016	4	3	2,478
2704 Sandersville Rd	Lexington	Fayette	KY	40511	$1,545	$223,520	3	3	1,976
3773 Winthrop Dr	Lexington	Fayette	KY	40514	$1,545	$223,000	3	3	2,022
214 Sinclair Ct	Georgetown	Scott	KY	40324	$1,475	$235,903	3	3	1,997
124 Winners Cir	Nicholasville	Jessamine	KY	40356	$1,375	$197,893	3	2	1,661

The form of lease agreement for each of the properties in the Series Lexington SFR Pool 2021 is attached hereto as Exhibit 6.5.

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DESCRIPTION OF SERIES SLC SFR POOL 2021

Series Overview

•	Series SLC SFR Pool 2021 is a pool of ten (10) single family rental homes located in the State of Utah.

•	The pool of homes was acquired on February 19, 2021 for the aggregate purchase price of $3,641,650, an average of $364,165 per home, between a range of $304,500 and $404,500. The pool of homes was acquired from Authentic Residential, LLC (formerly known as Family Home Rentals), an entity owned by Grant Gustavson, a 50% member of the Manager. Each rental property in the pool is subject to a lease agreement that was assigned to Series SLC SFR Pool 2021, pursuant to which rental payments shall be made directly to the Series.

•

The average rent, actual or projected, is $2,166 per month, between a range of $1,825 and $2,350 per month. The properties in the Series SLC SFR Pool 2021 are currently generating revenue from monthly rental payments. The bases for such rent are the lease agreements for each property in the Series SLC SFR Pool 2021, each of which has a one (1) year term. Copies of the leases are included as exhibits to this offering statement. The chart set forth below under the heading “Series Asset Description” states the monthly rental amount for each property in the Series SLC SFR Pool 2021.

Since the Series’ acquisition of the rental properties, the average rate of occupancy for the Series SLC SFR Pool 2021 is 100% and all rent and other charges of the period have been timely collected.

•	The homes, on average, have

o	5 bedrooms;
o	2.9 bathrooms; and
o	2,475 square feet.

Series Use of Proceeds

We estimate that the gross proceeds of the Series SLC SFR Pool 2021 Offering will be $3,860,255.00 and assumes the full amount of the Series SLC SFR Pool 2021 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Reserves for the Asset Cost and Operating Expenses(3)	$3,590,037.15	93.0%
Brokerage Fee	$38,602.55	1.0%
Due Diligence Fee	$231,615.30	6.0%
Offering Expenses (None) (2)	$0.00	0.0%
Total Fees and Expenses	$270,217.85	7.0%
Total Proceeds	$3,860,255.00	100.0%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Property Seller, if any.
(2)	Solely in connection with the offering of the Series Lexington SFR Pool 2021 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(3)	We have issued a promissory note to the Property Seller in an amount of $3,641,650 to acquire the Series SLC SFR Pool 2021 properties. Series SLC SFR Pool 2021 offering proceeds will be used to repay this promissory note over the term of such note and to set aside reserves for operating expenses.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

The above allocation also assumes 100% subscription of the offering. Since there is no minimum offering amount, the offering may not be fully subscribed. If the Series were to raise 25% of the proposed offering amount, or $965,063.75 of total proceeds, then the Reserves for the Asset Cost and Operating Expenses would be reduced to approximately $723,797.81, and the brokerage fee would be reduced to approximately $9,650.64. If the Series were to raise 50% of the proposed offering amount, or $1,930,127.50 of total proceeds, then the Reserves for the Asset Cost and Operating Expenses would be reduced to approximately $1,679,210.93, and the brokerage fee would be reduced to approximately $19,301.28. If the Series were to raise 75% of the proposed offering amount, or $2,895,191.25 of total proceeds, then the Reserves for the Asset Cost and Operating Expenses would be reduced to approximately $2,634,624.04, and the brokerage fee would be reduced to approximately $28,951.91. The due diligence fee would remain $231,615.30 in each of these scenarios.

The cash reserves needed to operate the Underlying Assets of the Series are approximately one percent (1%) of the property values per year. The Company expects that the proceeds from this offering, including if the offering is 25%, 50% or 75% subscribed, will satisfy the Series’ cash requirements such that the Series will not need to raise additional funds in the next six months in order to implement its plan of operating.

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Series Asset Description

Address	City	County	State	Zip	Monthly Rent	Purchase Price	Bed	Bath	Square Footage
1016 W Fox Hollow Drive	North Salt Lake	Davis	UT	84054	$2,350	$397,500	4	3	2,645
1814 W 2175 S	Syracuse	Davis	UT	84075	$2,305	$365,000	5	2.5	2,127
1068 W Windsor Drive	North Salt Lake	Davis	UT	84054	$2,295	$404,500	5	2.5	2,568
1587 S 2330 E	Spanish Fork	Utah	UT	84660	$2,250	$389,000	5	3	2,582
1288 N 2425 W	Layton	Davis	UT	84041	$2,250	$385,000	5	2.5	1,934
4615 W Ferguson Way	Cedar Hills	Utah	UT	84062	$2,200	$372,150	5	3.5	2,839
949 E 1100 S	Spanish Fork	Utah	UT	84660	$2,095	$357,000	5	3	2,150
1591 N 160 W	Layton	Davis	UT	84041	$2,095	$355,000	5	3	2,680
222 E 2450 S	Clearfield	Davis	UT	84015	$1,995	$312,000	6	3	2,708
1300 N 2425 W	Layton	Davis	UT	84041	$1,825	$304,500	5	3	2,520

The form of lease agreement for each of the properties in the Series SLC SFR Pool 2021 is attached hereto as Exhibit 6.6.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Since its formation on January 25, 2021, the Company has been engaged primarily in acquiring a collection of single family rental homes (SFRs) and developing the financial, offering and other materials to begin fundraising.  We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

The information contained in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” related to the Company as a whole, which is made up of a number of separate series and underlying assets. The purchase of membership interests in a Series is an investment only in such Series and not an investment in the Company as a whole.

Operating Results

As of January 25, 2021, the Company’s efforts have been focused on the development of the offering and marketing for fundraising and has not yet incurred any operational costs.

Subsequent to January 25, 2021, we formed Series SLC SFR Pool 2021 and Series Lexington SFR Pool 2021. We expect such Series to start generating revenues as such Underlying Assets do contain tenants.

Revenues are generated at the series level. As of January 25, 2021, Series of the Company have not yet generated revenues.

As of January 25, 2021, series of the Company incurred $0 in expenses.

As of January 25, 2021, series of the Company incurred $0 in management expenses.

As a result, the series of the Company’s aggregate net income as of January 25, 2021 is $0.

Liquidity and Capital Resources

On February 17, 2021, the Company collected the $50,000 contributions receivable from the Manager. The Manager has the financial ability and intent to contribute additional capital contributions if needed to pay future expenses or liabilities as they come due over the next twelve months. The management of the company will also be considering raising capital through other investors.

Proceeds from the offering of Series Lexington SFR Pool 2021 and Series SLC SFR Pool 2021 Units will be used to pay for operating related expenses, including, without limitation, management fees, maintenance costs, property tax, property insurance and loan payments.

On February 19, 2021, the Company purchased residential properties to be included in Series SLC SFR Pool 2021 in the amount of $2,416,647 from a related party. The Company also purchased residential properties to be included in Series Lexington SFR Pool 2021 in the amount of $3,641,650 from a related party.

The above properties were financed with a loan of $6,058,297 from a related party, at an interest rate of 0.56% per year, compounding quarterly. Payments of interest only are due at the end of each quarter, commencing on March 31, 2021. This loan matures February 17, 2029.

Plan of Operations

As stated, the Company is in the business of acquiring interests in SFRs. As the Company acquires the interests in these residential properties in the future, the Company will recognize its share of the rental income less any expenses paid for or incurred on behalf of a specific property. We expect that each Series will derive revenue from rental payments for the properties acquired, which revenue will be used to pay expenses, fees and distributions during a period of approximately five to seven years while the Series operates the properties.

36

MANAGEMENT

Manager

The Manager of the Company is MIP Manager, LLC, a Delaware limited liability company formed on January 25, 2021. The Manager is also the sole member of the Company.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our business strategy. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Series and other underlying assets, which may lead to the liquidation of the Series or other series as the case may be.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, asset operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Interest Holders. The Manager itself has no track record and is relying on the track record of its individual officers, directors and advisors.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. We have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

Under Delaware law, the fiduciary duties of a manager to the limited liability company and to its members are limited to that of good faith and fair dealing. The Operating Agreement for the Company has set forth standards by which the duties of the Manager are to be measured.

Among other things, the Operating Agreement recognizes that the Manager (directly or through affiliates) is permitted to conduct outside business activities that may conflict with the Company’s business. The Company's business operations and affairs will be managed entirely by the Manager, which may be subject to certain conflicts of interest. (See "CONFLICTS OF INTEREST.") In addition, the Manager may submit any contract or act for approval or ratification of by the Members of the Company, and any contract or act approved or ratified by the affirmative vote of the Members holding a majority of percentage interests will not constitute a violation of the Manager’s duties to the Company or its Members.

The Members have not been separately represented by independent legal counsel in their dealings with the Manager. Members must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of establishment of the Company, its operations, and the operating agreement has been prepared by the Manager. Therefore, the terms and the Operating Agreement have not been negotiated in an arms' length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. INVESTORS SHOULD CONSULT WITH THEIR OWN COUNSEL TO EVALUATE ANY AND ALL OF THESE AGREEMENTS AND RELATIONSHIPS.

The Manager must, on demand, give to any Member or his legal representative true and complete information concerning all Company affairs as required by law. Each Member or his legal representative has the right to inspect and copy the Company books and records upon reasonable request and in accordance with applicable law.

The Operating Agreement provides that the Manager shall have no liability to the Company for losses resulting from errors in judgment or other acts or omissions, as long as (i) the Manager determined, in good faith, that such action or inaction was in, or not opposed to, the best interests of the Company and (ii) such action or inaction did not constitute fraud, deceit, willful misconduct, gross negligence, or a wrongful taking. The Operating Agreement also provides that the Company shall indemnify the Manager against liability and related expenses (including reasonable attorneys' fees and costs) incurred in dealing with the Company, Members or third parties, so long as the standard described above is met. Therefore, Members may have a more limited right of action then they would have absent these provisions in the Operating Agreement. A successful indemnification of the Manager or any litigation that may arise in connection with the Manager's indemnification could deplete the assets of the Company. Members who believe that a breach of the Manager's duty has occurred should consult with their own counsel.

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Executive Officers and Directors of the Manager

The following individuals constitute the Board of Directors and executive management of the Manager:

Name	Age	Position	Term of Office (Beginning)
Benjamin Logan	40	Manager	Inception

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Benjamin Logan

Ben has served as a real estate attorney and operator for the last thirteen years. From June 2015 to February 2019, he served as VP – Counsel at American Homes 4 Rent (NYSE:AMH). From February 2019 to April 2020, he served as VP – Operations at AMH. Ben now serves as an Advisor to a family office. Ben has a Bachelor of Arts in Economics from the University of Michigan, a Juris Doctor from Pepperdine Caruso School of Law, and a Master of Business Administration from the University of Southern California Marshall School of Business.

Background of Members of the Manager

The following is a brief summary of the background of each member of the Manager:

B. Wayne Hughes

B. Wayne Hughes (Wayne) is co-founder and chairman emeritus of Public Storage (NYSE:PSA), a real estate investment trust that owns and operates self-storage facilities. Wayne is also co-founder of and has served as chairman to American Homes 4 Rent (NYSE:AMH). Wayne also operates thoroughbred horse farms in Kentucky and Australia and is engaged extensively in philanthropic and medical research activities, particularly related to childhood leukemia. Wayne earned his bachelor’s degree from the University of Southern California Marshall School of Business.

Grant Gustavson

Grant is a real estate entrepreneur, owner, and operator. From 2017 to 2019, he served as Acquisitions Officer and in business development with American Homes 4 Rent (NYSE:AMH). Grant owns and operates properties including, without limitation, storage facilities, retail, office, and single-family rentals. Grant earned his bachelor’s degree from the University of Southern California Marshall School of Business.

Grant is the grandson of B. Wayne Hughes.

 Relationship between the Company, the Manager, the Members of the Manager, and Certain Affiliates

Each Series acquired its pool of rental properties from Authentic Residential, LLC (formerly known as Family Home Rentals), an entity owned by Grant Gustavson, a 50% member of the Manager. As previously discussed, each Series paid for such pools of rental properties by issuing promissory notes in favor of Authentic Residential, LLC. The promissory notes are still outstanding, and Authentic Residential, LLC is therefore a creditor of each Series. The tenants of the rental properties are not affiliated with the Manager, the Company or any Series.

The following is a chart summarizing the relationship of the parties:

My Income Property and Affiliates
Organizational Chart

B. Wayne Hughes, Sr.
Grant Gustavson
Grant Gustavson
50%
50%
100%
MIP Management, LLC
(Partnership)
100%
My Income Property, LLC
(SMLLC)
Authentic Residential, LLC (FKA Family Home Rentals)
(SMLLC)
100%
100%
Series Lexington
SFR Pool 2021, LLC
(SMLLC)
Series SLC
SFR Pool 2021, LLC
(SMLLC)
Properties
(See List)
Kentucky Properties
124 Winners Cir, Nicholasville, KY 40356
132 Winners Cir, Nicholasville, KY 40356
214 Sinclair Ct., Georgetown, KY 40324
2704 Sandersville Rd., Lexington, KY 40511
2758 Sandersville Rd., Lexington, KY 40511
3000 Ellen Court, Lexington, KY 40511
3773 Winthrop Dr., Lexington, KY 40514
3817 Winthrop Dr., Lexington, KY 40514
4524 Verbena Park, Lexington, KY 40509
629 Lucille Dr., Lexington, KY 40511
Utah Properties
1068 W. Windsor Drive, North Salt Lake, UT 84054
1016 W. Fox Hollow Drive, North Salt Lake, UT 84054
1587 S. 2330 E., Spanish Fork, UT 84660
1288 N. 2425 W., Layton, UT 84041
4615 W. Ferguson Way, Cedar Hills, UT 84062
1814 W. 2175 S., Syracuse, UT 84075
949 E. 1100 S., Spanish Fork, UT 84660
1591 N. 160 W., Layton, UT 84041
222 E. 2450 S., Clearfield, UT 84015
1300 N. 2425 W., Layton UT 84041

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COMPENSATION

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of underlying assets, service acquired assets and monitor the performance of these assets to ensure that they are consistent with our business objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, MIP Manager, LLC. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager will receive reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Operating Expenses) and, in its capacity as Manager, a Management Fee (including the Due Diligence Fees and Performance Fees). Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The annual compensation of the Manager as of January 25, 2021 was as follows:

Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
MIP Manager, LLC	Manager	$0	$0	$0

In addition, should a series’ Yield exceed the Guaranteed Yield, the Manager in its capacity as the Manager may receive a Performance Fee as described in “Description of the Business – Management Fee.”

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

Except as set forth herein, we do not have any ongoing plan or arrangement for the compensation of executive officers and our Manager.

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PRINCIPAL INTEREST HOLDERS

The Company is managed by MIP Manager, LLC which is also the Company’s 100% owner. The Manager is owned 50% by B. Wayne Hughes and 50% by Grant Gustavson. See the section entitled “Management – Background of the Members of the Manager.” Manager and/or its affiliates, have no intention of owning any of the Interests in the Series at Closing. However, Manager and/or its affiliates, still reserve the right to participate in the Offering on the same terms and conditions as the Investors at their discretion. The address of MIP Manager, LLC is 9811 W. Charleston Blvd., Suite 2-383, Las Vegas, NV 89117.

The Manager or an affiliate of the Manager may purchase interests in any Series of the Company on the same terms as offered to investors. No brokerage fee will be paid on any interests purchased by the Manager or its affiliates. Additionally, the Manager may acquire interests in any Series of the Company in the event that a promissory note issued to the manager in connection with the acquisition of a series property, if outstanding, is not repaid on or prior to its maturity date, at which point, the outstanding balance of the promissory note will be converted into Series interests under the same terms as in the applicable Series offering.

RELATED PARTY TRANSACTIONS

Since our formation in 2021, we have entered into the following transactions in which our directors, executive officers or holders of more than 5% of our equity had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would have been paid or received, as applicable, in arm’s-length transactions. Except as described below, we are not aware, after enquiring with each of our directors, officers, and principal stockholders, of any material interest, direct or indirect, of any our directors, executive officers, principal stockholders, or any associate or affiliate thereof, in any transaction within the last three years, or in any proposed transaction, that has materially affected or will materially affect our company.

On February 19, 2021, Series Lexington SFR Pool 2021 entered into a purchase agreement with Authentic Residential, LLC (formerly known as Family Home Rentals), an entity owned by Grant Gustavson, a 50% member of the Manager, pursuant to which the Series acquired a pool of residential rental properties in Kentucky for the aggregate purchase price of $2,416,647. In connection with such purchase, Series Lexington SFR Pool 2021 issued a promissory note to Authentic Residential, LLC in the amount of the purchase price.

On February 19, 2021, Series SLC SFR Pool 2021 entered into a purchase agreement with Authentic Residential, LLC (formerly known as Family Home Rentals), an entity owned by Grant Gustavson, a 50% member of the Manager, pursuant to which the Series acquired a pool of residential rental properties in Kentucky for the aggregate purchase price of $3,641,650. In connection with such purchase, Series Lexington SFR Pool 2021 issued a promissory note to Authentic Residential, LLC in the amount of the purchase price.

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MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Interests to United States holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)	banks, insurance companies or other financial institutions;

(ii)	persons subject to the alternative minimum tax;

(iii)	tax-exempt organizations;

(iv)	dealers in securities or currencies;

(v)	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)	persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)	certain former citizens or long-term residents of the United States;

(viii)	persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)	persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)	persons deemed to sell our Interests under the constructive sale provisions of the Code.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Definitions

U.S. Holder. A “U.S. Holder” includes a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Taxation of each Series of Interests as a “C” Corporation

The Company, although formed as a Delaware series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests, to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus, each Series of Interests will be taxed at regular corporate rates on its taxable income before making any distributions to Interest Holders as described below. The current Federal tax rate on corporations is 21%.

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Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income”. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. Investors should note that Section 1411 of the Code, added by the Health Care and Education Reconciliation Act of 2010, added a new 3.8% tax on certain investment income (the “3.8% NIIT”), effective for taxable years beginning after December 31, 2012. In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). U.S. Holders should note that for tax years beginning in 2013 and thereafter dividends will be included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

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WHERE TO FIND ADDITIONAL INFORMATION

 The Manager will answer inquiries from potential Investors in the Series contained in this Offering Circular concerning the Series Interests, the Company, the Manager and other matters relating to the offer and sale of the Series Interests under this Offering Circular. The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

All potential Investors in the Interests are entitled to review copies of any other agreements relating to the Series Interests described in this Offering Circular, if any. In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Offering Circular, except as so modified or superseded.

Requests and inquiries regarding this Offering Circular should be directed to:

My Income Property, LLC

9811 W. Charleston Blvd., Suite 2-383

Las Vegas, NV 89117

E-Mail: info@myincomeproperty.com

Tel: 801-736-2865

Attention: Benjamin Logan

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

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INDEX TO FINANCIAL STATEMENTS

Year to Date: January 25, 2021

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Report of Independent Auditors

Manager

My Income Property, LLC

Lexington, Kentucky

Report on the Financial Statements

We have audited the accompanying financial statements of My Income Property, LLC, which comprise the balance sheet as of January 25, 2021, the related statements of operations, cash flows and changes in member’s equity for January 25, 2021, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of My Income Property, LLC as of January 25, 2021, and the results of its operations and its cash flows for January 25, 2021, in accordance with accounting principles generally accepted in the United States of America.

Lexington, Kentucky
February 22, 2021

F-1

My Income Property, LLC

Balance Sheet

January 25, 2021

Assets
Cash and cash equivalents	$–
Contribution receivable	50,000
Total assets	$50,000

Member’s Equity
Member’s equity	$50,000
Total member’s equity	$50,000

See accompanying notes.

F-2

MY INCOME PROPERTY, LLC

Statement of Operations

January 25, 2021

Revenue	$0
Expenses	0
Net income	$0

See accompanying notes.

F-3

MY INCOME PROPERTY, LLC

Statement of Changes in Member’s Equity

January 25, 2021

Balance, At Inception	$–
Contributions	50,000
Balance, Ending January 25, 2021	$50,000

See accompanying notes.

F-4

MY INCOME PROPERTY, LLC

Statement of Cash Flows

January 25, 2021

Cash flow from operations	$0
Cash flow from financing activities	0
Cash flow from investing activities	0
Net change in cash	$0
Balance at inception	0
Balance, January 25, 2021	$0

See accompanying notes.

F-5

MY INCOME PROPERTY, LLC

Notes to the Financial Statements

1.	Description of the Organization

My Income Property, LLC (the “Company”), a Delaware series limited liability company formed on January 25, 2021 and headquartered in Las Vegas, NV, is an early stage series limited liability company established to acquire and hold real estate investments through underlying Series of the Company. It is expected that the Company will create several separate series of membership interests (the “Series” or “Series”), including the Series Lexington SFR Pool 2021 and Series SLC SFR Pool 2021, and different Real Estate assets will be owned by separate Series, and that the assets and liabilities of each Series will be separate in accordance with Delaware Law. Investors will acquire units of membership interest (“Units”) of a Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of other Series.

MIP Manager, LLC (the “Manager”), a Delaware limited liability company formed on January 25, 2021, is a technology and marketing company that operates the My Income Property App. The Manager manages the Company, the assets owned by the Company and the assets of each Series.

The Company intends to sell Units in several separate and individual Series of the Company. Investors in any Series acquire a proportional share of the assets, income and liabilities pertinent to a particular Series. The Manager has the authority to conduct the ongoing operations of each Series in accordance with the Company’s limited liability company agreement, as amended and restated time to time (the “Operating Agreement”). Unit holders have only the limited voting and management rights provided in the Operating Agreement or required by law.

Initial Offering

The Company’s initial offering of Series Lexington SFR Pool 2021 and Series SLC SFR Pool 2021 as described in the Offering Circular included in the Offering Statement on Form 1-A which will be filed with the SEC by the end of first quarter 2021. Proceeds from the offering of Series Lexington SFR Pool 2021 and Series SLC SFR Pool 2021 Units will be used to pay for operating related expenses, including, without limitation, management fees, maintenance costs, property tax, property insurance and loan payments.

Management Plans

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not yet commenced operations. Operations are expected to commence by March 2021.

The Investors in the Manager of the Company will be contributing cash within the next 30 days along with selling to the Company residential real estate in exchange for a note payable (see Note 5). The Investors have the financial ability and intent to contribute additional capital contributions if needed to pay future expenses or liabilities as they come due over the next twelve months. The management of the company will also be considering raising capital through other investors.

F-6

MY INCOME PROPERTY, LLC

Notes to the Financial Statements

2.	Summary of Significant Accounting Policies

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) which require management to make estimates and assumptions that affect the reported amounts and disclosures in the combined financial statements. Actual results could differ from those estimates. The following is a summary of the significant accounting policies consistently followed by the Company in the preparation of its financial statements:

Real Estate

Acquired land will be recorded at cost. Residential homes and improvements will be stated at cost, net of accumulated depreciation, and are depreciated on a straight-line basis over thirty years. Site improvements will be recorded at cost, net of accumulated depreciation, and are depreciated on a straight-line basis over twenty years. Recurring maintenance and repairs will be charged to expense as incurred.

Cash and Cash Equivalents

For financial statement purposes, the Company considers all highly liquid investments with a maturity, at time of purchase, of three months or less to be cash equivalents.

Contributions Receivable

The Company’s financial statements include a contribution receivable of $50,000 from the Manager pursuant to the Company’s operating agreement dated January 25, 2021. Contributions receivable from the member must be collected prior to the financial statements being available to be issued to avoid contra-equity presentation (see Note 5).

Management Compensation

During the initial period through January 25, 2021, executives of the Manager provided services to the Company for no compensation at the Manager level or Company level. Management expects in the future these executive services will be compensated through the Management Fee Agreement (see Note 3).

Income Taxes

The Company has been organized as a limited liability company for income tax purposes. Accordingly, the members report their share of federal income or loss on their own tax returns. Because of the Company’s tax status, the combined financial statements do not reflect a federal tax provision or any related tax assets and liabilities. Federal income taxes will be paid by the Company’s members and cash distributions may be paid to the members to cover this liability.

Subsequent Events

Management has evaluated subsequent events for accounting and disclosure requirements through February 22, 2021, the date that the financial statements were available to be issued.

F-7

MY INCOME PROPERTY, LLC

Notes to the Financial Statements

3.	Distributions and Management Fees

As compensation for the services provided by the Manager and under the Management Services Agreement will be paid a fee.

The Management Fee will become due and payable quarterly in advance. For tax and accounting purposes the Management Fee will be accounted for as an expense on the books of the Series.

4.	Risks and Uncertainties

The Company has a limited operating history. The Company’s business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company’s financial condition and the results of its operations.

5.	Subsequent Events

On February 17, 2021, the Company collected the $50,000 contributions receivable (see Note 2).

On February 19, 2021, the Company purchased residential properties to be included in Series SLC SFR Pool 2021 in the amount of $2,416,647 from a related party. The Company also purchased residential properties to be included in Series Lexington SFR Pool 2021 in the amount of $3,641,650 from a related party.

The above properties were financed with a loan of $6,058,297 from a related party, at an interest rate of 0.56% per year, compounding quarterly. Payments of interest only are due at the end of each quarter, commencing on March 31, 2021. This loan matures February 17, 2029.

F-8

EXHIBIT INDEX

Exhibit Number	Description	Schedule Form	Exhibit	Filing Date

2.1	Certificate of Formation of My Income Property, LLC	DOS	2.1	3/8/2021

2.2	Series Limited Liability Company Operating Agreement of My Income Property, LLC	DOS	2.2	3/8/2021

2.3	Certificate of Registered Series for Series Lexington SFR Pool 2021	DOS	2.3	3/8/2021

2.4	Certificate of Registered Series for Series SLC SFR Pool 2021	DOS	2.4	3/8/2021

3.1	Series Agreement for Series Lexington SFR Pool 2021	DOS	3.1	3/8/2021

3.2	Series Agreement for Series SLC SFR Pool 2021	DOS	3.2	3/8/2021

4.1*	Form of Subscription Agreement

6.1+	Management Agreement by and between My Income Property, LLC and MIP Manager, LLC	DOS	6.1	3/8/2021

6.2	Broker-Dealer Agreement by and between My Income Property, LLC and Dalmore Group, LLC	DOS	6.2	3/8/2021

6.3	Promissory Note by and between Family Home Rentals, LLC and My Income Property, LLC for Series Lexington SFR Pool 2021	DOS	6.3	3/8/2021

6.4	Promissory Note by and between Family Home Rentals, LLC and My Income Property, LLC for Series SLC SFR Pool 2021	DOS	6.4	3/8/2021

6.5*	Form of Lease Agreement for Series Lexington SFR Pool 2021

6.6*	Form of Lease Agreement for Series SLC SFR Pool 2021

11.1*	Consent of Dean Dorton Allen Ford, PLLC

12.1*	Opinion of Procopio, Cory, Hargreaves & Savitch LLP

__________________

*       Filed herewith.

+       Indicates management contract or compensatory plan.

II-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 3, 2021.

MY INCOME PROPERTY, LLC

By: MIP Manager, LLC, its Manager

By: /s/ Benjamin Logan
Name: Benjamin Logan
Title: Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin Logan Name: Benjamin Logan	Manager of MIP Manager, LLC (Principal Executive, Financial and Accounting Officer)	May 3, 2021
MY INCOME PROPERTY, LLC By: /s/ Benjamin Logan Name: Benjamin Logan Title: Manager	Manager	May 3, 2021

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